UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.	Regulation FD Disclosure.

On January 23, 2019, the Company issued a press release announcing that its Board of Directors had declared an initial quarterly dividend of $0.04 per share, payable on February 28, 2019, to shareholders of record as of February 15, 2019. The Company also announced that the Board of Directors had authorized the repurchase of up to $30 million of the Company's common stock, which will remain in effect until January 23, 2020. Under the share repurchase program, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and other considerations. The Company's repurchases may be executed using open market purchases, privately negotiated transactions, accelerated share repurchase programs or other transactions. The Company intends to fund repurchases under the share repurchase program from existing sources of cash. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in Item 7.01 disclosures, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release dated January 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019

FRANKLIN FINANCIAL NETWORK, INC.

	By:	/s/ Christopher J. Black
Christopher J. Black
Executive Vice President and
Chief Financial Officer